UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2012

COURIER CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts
(State or other jurisdiction of incorporation)

Commission File Number: 0-7597

IRS Employer Identification Number: 04-2502514
15 Wellman Avenue, North Chelmsford, MA	01863
(Address of principal executive offices)	(Zip Code)

(978) 251-6000
(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 20, 2012, Courier Corporation (the “Corporation”) issued a press release announcing its financial results for the fourth quarter and year ended September 29, 2012. The full text of the press release is furnished as Exhibit 99.1 hereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 15, 2012, the Board of Directors of the Company approved Amendment No. 2 to the Amended and Restated Bylaws of Courier Corporation (the “Amendment”). The Amendment provides that any action required or permitted to be taken at any meeting of the Board of Directors of the Corporation may be taken without a meeting, if all Directors consent thereto in writing and/or by electronic transmission, and such writing or writings and/or electronic transmission or transmissions are filed with the records of the meetings of the Directors.  The full text of the Amendment is filed as Exhibit 3.1 hereto.

Item 8.01 Other Events.

On November 20, 2012, Courier Corporation announced that its Board of Directors declared a quarterly cash dividend of $0.21 per share on its Common Stock.  The Board of Directors also authorized the repurchase of up to $10 million of the Company’s outstanding Common Stock.  The full text of the press release is furnished as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	3.1	Amendment No. 2 to Amended and Restated Bylaws of Courier Corporation dated November 15, 2012.

	99.1	Press release of Courier Corporation dated November 20, 2012 announcing financial results for the fourth quarter and year ended September 29, 2012.

	99.2	Press release of Courier Corporation dated November 20, 2012 announcing declaration of cash dividend and share repurchase program.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COURIER CORPORATION

	By:	/s/ Peter M. Folger
Peter M. Folger
Senior Vice President and
Chief Financial Officer
Date: November 20, 2012

Exhibit Index

3.1	Amendment No. 2 to Amended and Restated Bylaws of Courier Corporation dated November 15, 2012.

99.1	Press release of Courier Corporation dated November 20, 2012 announcing financial results for the fourth quarter and year ended September 29, 2012.

99.2	Press release of Courier Corporation dated November 20, 2012 announcing declaration of cash dividend and share repurchase program.

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